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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-75714) of Group 1 Automotive, Inc. and in the related Prospectus of our reports dated March 10, 2005, with respect to the consolidated financial statements of Group 1 Automotive, Inc., Group 1 Automotive, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (No. 333-42165, No. 333-80399, No. 333-75784, No. 333-115961), the Group 1
Automotive, Inc. 1998 Employee Stock Purchase Plan (No. 333-42165, No. 333-70043, No. 333-75754, No. 333-106486), the Group 1 Automotive, Inc. 401(k)
Savings Plan (No. 333-80399, No. 333-113679), and the Group 1 Automotive, Inc. Deferred Compensation Plan (No. 333-83260, No. 333-115962) of our reports dated March 10, 2005, with respect to the consolidated financial statements of Group 1 Automotive, Inc., Group 1 Automotive, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                             /s/ Ernst & Young LLP

Houston, Texas
March 10, 2005